Exhibit 99.1

CEA Industries and 10X Capital, with the support of YZi Labs, announce $500 Million Private Placement to Establish Largest Publicly-Listed $BNB Treasury Company in the World (NASDAQ:VAPE)

Upsized PIPE offering with potential to deliver up to $1.25 billion of gross proceeds

●	Offering consists of a common equity PIPE delivering $500M in gross proceeds ($400M in cash and $100M in Crypto), plus up to $750M in cash which may be received from exercised warrants to be issued in the private placement (assuming 100% of warrants are exercised).
●	The proceeds of the offering by CEA Industries Inc. (Nasdaq:VAPE) will be used to establish the largest publicly listed BNB Chain digital asset treasury strategy in the world.
●	$BNB is the fourth largest cryptocurrency in the world, with $100B+ market cap, and provides the treasury with opportunities to generate income and rewards on the BNB Chain and Binance ecosystem, the world’s #1 digital assets infrastructure by volume, with over 280 million users in over 180 countries.
●	The BNB treasury strategy will be led by incoming CEO David Namdar (Co-founder of Galaxy Digital and Senior Partner at 10X Capital), incoming CIO Russell Read (former CIO of CalPERS and CIO of 10X Capital) and Saad Naja (former director at Kraken and one of the executive board of directors of global retail brokerage firm Exinity).
●	10X Capital, who also served as financial advisor to Nakamoto, will serve as the asset manager of the BNB treasury strategy, with the support of YZiLabs.
●	Over 140 subscribers, led by institutional and crypto-native investors including YZi Labs, Pantera Capital, Arche Capital, GSR, Borderless, Arrington Capital, Blockchain.com, Hypersphere Capital, Kenetic, dao5, Protocol Ventures, Reciprocal Ventures, G-20 Group, Three Point Capital, Propel Horizon, Exinity, Winone, Nano Labs, and several other prominent investors including Olaf Carlson Wee, Rajeev Misra’s family office and the founders of BitFury, participated in the offering.
●	The transaction is expected to close on or around July 31, 2025.

Louisville, CO – July 28, 2025 – CEA Industries Inc. (Nasdaq:VAPE) (the “Company”) and 10X Capital, with support from YZi Labs, today announced the pricing of an oversubscribed and upsized above-the-market PIPE financing, positioning the Company to become the largest publicly traded BNB Treasury Company in the United States.

This milestone marks a significant evolution from 10X Capital & YZi Labs’ initial announcement in early July, officially bringing $BNB—a top-four digital asset token with over $100 Billion in market capitalization—into U.S. public markets at institutional scale through a dedicated treasury vehicle.

Following the closing, the Company intends to begin deploying funds to acquire BNB, creating a gateway for institutional and retail investors to participate in the BNB Chain ecosystem, which powers millions of users and decentralized applications worldwide.

Following closing, the Company’s management team is expected to include significant institutional expertise, including from incoming CEO David Namdar (Co-Founder, Galaxy Digital and Senior Partner, 10X Capital), incoming CIO Russell Read (CIO, 10X Capital and former CIO of CalPERS, Deputy CIO of Deutsche Bank Asset Management) and Saad Naja (former director at Kraken and one of the executive board of directors of global retail brokerage firm Exinity).

Institutional & Crypto Native Investors

Reflecting significant demand for BNB exposure, the PIPE included over 140 subscribers from around the world, led by institutional and crypto-native investors including YZi Labs, Pantera Capital, Arche Capital, GSR, Borderless, Arrington Capital, Blockchain.com, Hypersphere Capital, Kenetic, dao5, Protocol Ventures, Reciprocal Ventures, G-20 Group, Three Point Capital, Propel Horizon, Exinity, Winone, Nano Labs, and several other prominent investors including Olaf Carlson Wee, Rajeev Misra’s family office and the founders of BitFury.

The Company expects to be positioned among the largest publicly traded vehicles offering exposure to a single Layer-1 blockchain following closing of the PIPE.

“BNB Chain is one of the most widely used blockchain ecosystems globally, yet institutional access has been limited until now. By creating a U.S.-listed treasury vehicle, we are opening the door for traditional investors to participate in a transparent way. This is a significant step in bridging digital assets and mainstream capital markets,” said incoming CEO David Namdar.

“Institutional-grade exposure to BNB is attractive because it is driven by fundamentals rather than speculation. BNB powers one of the largest ecosystems in blockchain — with real network utility across DeFi, payments and enterprise applications. By creating a treasury vehicle, we’re allowing institutions to participate in that growth story in a way that aligns with their need for transparency and long-term value, rather than short-term trading opportunities,” said incoming CIO Russell Read.

BNB Treasury Strategy & Institutional Roadmap

Following closing, the Company expects to:

●	Build an initial BNB position with plans to significantly scale holdings over the next 12–24 months via a best-in-class capital markets program incorporating ATM sales and other proven strategies.
●	Evaluate staking, lending and other opportunities throughout the Binance ecosystem to generate revenue from the BNB Treasury, while maintaining a conservative risk profile.

“When YZi Labs first announced our support earlier this month, it was because we recognized the institutional potential of a publicly listed BNB treasury vehicle.” said Ella Zhang, Head of YZi Labs. “With the successful announcement of this PIPE, that conviction is now validated. We’re proud to see this vision come to life — expanding BNB’s utility and institutional access in a meaningful and sustainable way.”

“Treasury companies have proven to be the cleanest, most transparent gateway for institutions to access digital assets. With BNB powering hundreds of millions of users globally, this marks the right time for a well-capitalized BNB treasury company to enter the U.S. market,” said Hans Thomas, Founder and CEO of 10X Capital.

Market Context: A New Asset Class for Wall Street

The PIPE highlights a growing trend where publicly traded treasury companies are emerging as a new asset class for U.S. investors, building on the success of Bitcoin-focused vehicles such as MicroStrategy and recent treasury players such as Sharplink Gaming, Bitmine Immersion, and DeFi Development Corp. Importantly, ongoing crypto regulatory bills and signals from U.S. lawmakers are injecting confidence and laying the groundwork for greater market participation, providing institutional investors with increased regulatory certainty. Unlike those Bitcoin-focused and other treasury plays, this treasury vehicle is exclusively dedicated to the BNB Chain, offering exposure to a fast-growing Layer-1 network with strong DeFi, NFT and Web3 adoption.

Trading & Next Steps

The Company’s common stock will continue to trade on the Nasdaq Capital Market under the ticker “VAPE”, with the updated treasury strategy effective immediately following the closing, which is expected to take place on or about July 31, 2025. The Company will emphasize transparency and verification of holdings, strong engagement with the BNB ecosystem and community. Additional updates on BNB acquisitions, treasury growth and governance measures are expected in the coming weeks.

Advisors

Cantor Fitzgerald & Co. served as lead financial advisor to 10X Capital and sole placement agent to the Company.

Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, and Clear Street LLC served as financial advisors to 10X Capital.

Winston & Strawn LLP served as counsel to 10X Capital.

DLA Piper LLP (US) served as counsel to Cantor Fitzgerald & Co.

Disclaimer:

The information provided in this press release is intended for informational purposes only and does not constitute investment advice, endorsement, analysis, or recommendations with respect to any financial instruments, investments, or issuers. Investment in cryptocurrency and DeFi projects involves substantial risk, including the risk of complete loss. This press release does not take into account the investment objectives, financial situation, or specific needs of any particular person and each individual is urged to consult their legal and financial advisors before making any investment decisions.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements are statements other than historical facts and include, without limitation, statements regarding the potential for and amount of additional cash proceeds from warrant exercises, the anticipated closing date of the PIPE, use of proceeds from the announced PIPE, future announcements and priorities, expectations regarding management, market position, business strategies, future financial and operating performance, and other projections or statements of plans and objectives.

These forward-looking statements are based on current expectations, estimates, assumptions, and projections, and involve known and unknown risks, uncertainties, and other factors—many of which are beyond the Company’s control—that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Important factors that may affect actual results include, among others, the Company’s ability to execute its growth strategy; its ability to raise and deploy capital effectively; developments in technology and the competitive landscape; the market performance of BNB; and other risks and uncertainties described under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2025, and in other subsequent filings with the SEC. These filings are available at www.sec.gov. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

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About 10X Capital

10X Capital is a next-generation investment firm focused on digital transformation, including digital assets and digital infrastructure. Founded by pioneering digital currency and fintech entrepreneur Hans Thomas (founding team, InternetCash), 10X Capital brings institutional capital to exceptional opportunities worldwide. With capabilities in asset management, treasury management, and capital markets, the firm takes a holistic approach to building and managing Digital Assets Treasury companies around the world, in partnership with top foundations & entrepreneurs.

About YZi Labs

YZi Labs manages over $10 billion in assets globally. Its investment philosophy emphasizes impact first—YZi Labs believes that meaningful returns will naturally follow. YZi Labs invests in ventures at every stage, prioritizing those with solid fundamentals in Web3, AI, and biotech.

YZi Labs’ portfolio covers over 300 projects from over 25 countries across six continents. More than 65 of YZi Labs’ portfolio companies have gone through our incubation programs. For more information, follow YZi Labs on X.

About CEA Industries Inc.

CEA Industries Inc. (Nasdaq:VAPE) is a growth-oriented company that has focused on building category-leading businesses in regulated consumer markets, including the high-growth, Canadian nicotine vape industry. CEA Industries targets scalable operators with strong regulatory alignment, defensible market share, and high-margin business models. Following the closing of the PIPE, CEA intends to adopt a BNB Treasury strategy, offering a gateway for institutional and retail investors to participate in the BNB Chain ecosystem, Binance Layer-1 blockchain ecosystem coin.

Media Contacts:

CEA Industries	Sarah May	hello@web3wasabi.com
YZi Labs	Yuna Yu	yuna.y@yzilabs.com
10X Capital	Alexander Monje	info@10xcapital.com